                                                                     EXHIBIT 4.9

THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NO SALE OR TRANSFER THEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.



No. W-1 Right to Purchase up to 425,000 shares of Common Stock

                       GLOBAL VILLAGE COMMUNICATION, INC.

                          Common Stock Purchase Warrant

        Global Village Communication, Inc., a Delaware corporation (the "Company"), hereby certifies that Boca Research, Inc., a Florida corporation (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M., Boca Raton, Florida time, on June 18, 2003, up to 425,000 fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company, at a purchase price per share of $1.0003 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

        As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" shall include Global Village Communication, Inc. and any corporation or other entity which shall succeed or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" includes the Company's Common Stock, par value $.01 per share, as authorized on the date hereof and any other securities into which or for which any of such Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

                  (d) The term "Warrant" shall mean this Common Stock Purchase Warrant.

                  (e) The term "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

        1.        Exercise of Warrant.

                  1.1. Full Exercise. Subject to the provisions of Section 1.3, this Warrant may be exercised in full by the Holder by surrender of this Warrant, with the form of subscription in the form attached hereto as Exhibit A (the "Subscription Form") duly executed by such holder, to the Company at its principal office, accompanied by payment, by wire transfer in immediately available funds, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.2. Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section
1.1 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the Subscription



                                                            Exhibit 4.9 - Page 1

Form hereof by (b) the Purchase Price then in effect. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

                  1.3 Net Issue Election. The Holder may elect to receive, without the payment by such holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the Subscription Form duly executed by such holder, at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       ------
                                        A

where X = the number of shares to be issued to such holder pursuant to this
Section 1.3.

        Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.3.

        A = the Fair Market Value (as defined below) of one share of Common Stock, as at the time the net issue election is made pursuant to this Section 1.3.

        B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.3.

        As used herein, "Fair Market Value" shall mean with respect to each share of Common Stock as of a date specified below (each, a "Determination Date"):

                           (i) the Fair Market Value shall be deemed to be the
                  average of the closing prices on The Nasdaq Stock Market (or other market on which the Common Stock is then traded) over a ten (10) trading day period ending two days before the Determination Date; or

                          (ii) if at any time the Common Stock is not traded on
                  the Nasdaq Stock Market or other market, the Fair Market Value shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Fair Market Value shall be deemed to be the value received by the holders of Common Stock pursuant to such merger or acquisition.

                  1.4 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

                  1.5 Trustee for Warrant Holders. In the event that a bank or trust Company shall have been appointed as trustee for the Holder pursuant to
Section 4.2, such bank or trust Company shall have all the powers and duties of a warrant agent appointed pursuant to Section 11 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

        2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and

                              Exhibit 4.9 - Page 2
nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company shall issue fractions of shares of Common Stock on the exercise of this Warrant to extent required.

        3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. If at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

                (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

        4. Adjustment for Reorganization, Consolidation, Merger, etc.

                  4.1. Reorganization. If at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

                  4.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder after the effective date of such dissolution pursuant to this Section 4 to a bank or trust Company having its principal office in New York, New York, as trustee for the Holder.

                  4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

        5. Adjustment for Extraordinary Events.



                              Exhibit 4.9 - Page 3

                  In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this Section 5) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

        6. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise; and
(b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding.

        7. Notices of Record Date, etc. In the event of

                (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

        8. Concerning registration under the Securities Act of 1933, the following is applicable:

                  8.1 If at any time prior to the second anniversary of the date hereof, the Company shall receive from the Holder of the Warrants and/or Warrant Shares a written request that the Company effect the underwritten registration



                              Exhibit 4.9 - Page 4
of all of the Warrant Shares (subject to Section 1.3), the Company will as soon as practicable use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Warrant Shares as are specified in such request. Such notice shall identify the underwriter or underwriters that will participate in the proposed offering. Neither the Company nor any other shareholder may include shares in any registration effected under this Section
8.1 without the consent of the Holder to be included in such registration if the inclusion of shares by the Company or the other shareholders would limit the number of Warrant Shares sought to be included by the Holder or reduce the offering price thereof. The costs and expenses of any registration effected in accordance with this Section 8.1 shall be borne by the Holder of the Warrant Shares, unless the Company or other shareholders include shares in such registration, in which case the costs and expenses of such registration shall be borne pro rata by the Company and all holders (including the Holder including shares in such registration) based on the number of shares offered by such persons.

                  8.2 The Company agrees that if at any time prior to the second anniversary of the date hereof it and/or any of its subsidiaries and/or one or more of its officers, directors or holders of its outstanding Common Stock intend to offer equity securities to the public for cash pursuant to any type of registration under the Securities Act of 1933, as amended (the "Act"), the Company will notify all the Holder in writing at least forty-five (45) days prior to the initial filing of a registration statement relating to such offering with the Securities and Exchange Commission ("Registration Statement"). Thereafter, the Company will, at its sole cost and expense, use its commercially reasonable efforts to include in such registration statement, in accordance with the Act, such Warrants and/or Warrant Shares (including Warrant Shares issuable upon exercise of then outstanding Warrants) as the Holder shall request within thirty (30) days of receipt of notification from the Company of its intention to file such registration statement; provided, that the inclusion thereof will not preclude the Company's use of the registration form intended to be utilized by the Company and further provided, that the selling shareholders will agree, if requested by the underwriter, not to sell those of their Warrant Shares not included in such registration statement for ninety (90) days following the effective date of the registration statement; and further provided that the foregoing requirements shall not apply in the event that the Company proposes to file a registration statement in connection with (i) any issuance of securities pursuant to any stock option, stock purchase or other employee benefit plan; or
(ii) any issuance of securities in connection with any business combination, whether by way of merger, consolidation, purchase of stock or assets or otherwise. If the proposed registration statement is initiated by the Company for an underwritten public offering of equity securities for its account and, in the opinion of the managing underwriter, the inclusion of more than a specified amount of such equity securities in such registration statement might adversely affect such offering, holders of Warrants and/or Warrant Shares making requests pursuant to this Section 8.2 may include Warrant Shares in priority to all other holders of equity securities of the Company which desire to include Common Shares therein; provided, however, that under no circumstances shall the Holder have a preference to the shares to be issued by the Company under such registration statement. If the proposed registration statement is initiated by other holders of equity securities of the Company pursuant to registration rights provided for in an agreement with the Company and, in the opinion of the managing underwriter of any underwritten public offering of such equity securities, the inclusion of more than a specified number of units of equity securities in such registration statement might adversely affect such offering, then the Holder may include equity securities in such registration statement in priority to all other equity securities proposed to be registered by such initiating holders, holders of Warrants and/or Warrant Shares and such other holders. Any opinion of a managing underwriter referred to in this Section 8.2 shall be evidenced in a writing delivered to the Holder, if the Holder has requested inclusion of shares in the related registration statement.

                  8.3 The inclusion or non-inclusion of the Holder's Shares in a registration pursuant to Section 8.1 or 8.2 shall not adversely affect such holder's right to have any Warrants and/or Warrant Shares which he then holds, or Warrant Shares which he may hold upon the conversion of a Warrant which he then holds, included in an additional registration or registrations pursuant to
Section 8.1 or 8.2.

                  8.4 The Company agrees to use its commercially reasonable efforts to the end that each registration of the Warrants and/or Warrant Shares required to be made by the Company pursuant to this Section 8 shall become effective as promptly as practicable and shall remain effective until the earlier to occur of the second anniversary of the date hereof, or the Holder has disposed of the equity securities registered thereunder. Each registration and blue sky qualification pursuant to Section 8.2 shall be at the sole cost and expense of the Company; provided, however, that the Company shall not be obligated to bear the expense of any underwriting discounts or commissions with respect to the Warrants and/or Warrant Shares covered by the Registration Statement.

                  8.5 In connection with each registration hereunder, the Company agrees (i) to supply the Holder whose securities are being registered with such number of copies of preliminary and final prospectuses as such holders shall


                              Exhibit 4.9 - Page 5
reasonably request, and (ii) to use its commercially reasonable efforts to qualify the securities being registered under the securities or blue sky laws of such states as the holder may reasonably request. The Holder agrees to furnish to the Company such information in connection with such registration statement as the Company may reasonably request.

                  8.6 The Company shall indemnify and hold harmless each holder whose Warrants and/or Warrant Shares are included in a Registration Statement as herein provided, and each underwriter, within the meaning of the Act, who may purchase from or sell for the Holder from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any Registration Statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 8 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder or each person, if any, who controls the Holder and underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged to so indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the registration statement and each persons, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any prospectus required to be filed or furnished by reason of this Section 8 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

                  8.7 The Company's agreements with respect to Warrants or Warrant Shares in this Section 8 shall continue in effect regardless of the exercise and surrender of this Warrant so long as the Warrants or Warrant Shares are outstanding.

        9. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or other Securities) from time to time issuable on the exercise of the Warrants.

        10. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

        11. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

        12. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in either Miami, Florida or New York, New York for the purpose of issuing Common Stock (or Other Securities) on the exercise of the Warrants pursuant to Section 1, exchanging Warrants pursuant to Section 10, and replacing Warrants pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

        13. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

        14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is


                              Exhibit 4.9 - Page 6
sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


Dated:  June 18, 1998              GLOBAL VILLAGE COMMUNICATION, INC.


                                   By: /S/Neil Selvin
                                       -----------------------------------------
                                       Name:  Neil Selvin
                                       Title: President, Chief Executive Officer



                              Exhibit 4.9 - Page 7

                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)

TO:  GLOBAL VILLAGE COMMUNICATION, INC.


           The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder _____ shares of Common Stock of Global Village Communication, Inc., and herewith makes payment of $ _________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ________________________________whose address is



Dated:

                        (Signature must conform to name of holder as specified on the face of the Warrant)



                              Exhibit 4.9 - Page 8

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of warrant)

        For value received, the undersigned hereby sells, assigns, and transfers unto ............. the right represented by the within Warrant to purchase shares of Common Stock of Global Village Communication, Inc. to
        which the within Warrant relates, and appoints ........ Attorney to transfer such right on the books of Global Village Communication, Inc. with full power of substitution in the premises.



Dated:

                                (Signature must conform to name of holder as specified on the face of the Warrant)





                                (Address)



Signed in the presence of:





                                                            Exhibit 4.9 - Page 9